Exhibit 99.1

STIFEL REPORTS SECOND QUARTER 2013 FINANCIAL RESULTS

RECORD QUARTERLY REVENUES

Financial highlights for the three months ended June 30, 2013:

•	Record total revenues of $511.4 million, increased 33% compared with the year-ago quarter.

•	Investment banking revenues of $122.1 million, increased 81% compared with the year-ago quarter.

•	Non-GAAP net income of $44.4 million, or $0.60 per diluted share.

•	Net income of $29.4 million, or $0.40 per diluted share.

Financial highlights for the six months ended June 30, 2013:

•	Record total revenues of $964.7 million, increased 22% compared with the year-ago period.

•	Non-GAAP net income of $84.2 million, or $1.18 per diluted share.

•	Net income of $44.1 million, or $0.62 per diluted share.

ST. LOUIS, August 8, 2013 – Stifel Financial Corp. (NYSE: SF) today reported record total revenues of $511.4 million for the three months ended June 30, 2013. The Company reported non-GAAP net income of $44.4 million, or $0.60 per diluted share. On a GAAP basis, the Company reported net income of $29.4 million, or $0.40 per diluted share for the three months ended June 30, 2013, compared with net income of $26.1 million, or $0.42 per diluted share, on total revenues of $384.3 million for the second quarter of 2012. The Company reported non-GAAP net income of $39.9 million, or $0.58 per diluted share, on total revenues of $453.2 million for the three months ended March 31, 2013. A reconciliation of the Company’s GAAP results to these non-GAAP measures is discussed below under “Non-GAAP Financial Measures.”

For the six months ended June 30, 2013, the Company reported record total revenues of $964.7 million. The Company reported non-GAAP net income of $84.2 million, or $1.18 per diluted share. On a GAAP, basis, the Company reported net income of $44.1 million, or $0.62 per diluted share for the six months ended June 30, 2013, compared with net income of $60.9 million, or $0.97 per diluted share, on total revenues of $793.6 million for the six months ended June 30, 2012. A reconciliation of the Company’s GAAP results to these non-GAAP measures is discussed below under “Non-GAAP Financial Measures.”

“We are pleased to announce record revenues for the second quarter and for the first six months of 2013 in both the Global Wealth Management and the Institutional Group, especially against the challenging market conditions in the quarter. We are very encouraged with our investment banking results, which demonstrate the breadth of our capabilities. The merger with KBW continues to exceed our expectations, and we are gaining market share in the financial institutions space,” said Ronald J. Kruszewski, Chairman, President and CEO of Stifel.

Kruszewski continued, “This quarter, we look forward to the contributions from the institutional fixed income sales and trading professionals who joined us from Knight Capital Group.”

Summary Results of Operations (Unaudited)
	Three Months Ended					Six Months Ended
(in 000s)	6/30/13	6/30/12	% Change	3/31/13	% Change	6/30/13	6/30/12	% Change
Total revenues	$511,421	$384,264	33.1	$453,240	12.8	$964,661	$793,607	21.6
Net revenues	$498,736	$374,407	33.2	$441,780	12.9	$940,516	$774,740	21.4
Net income	$29,435	$26,136	12.6	$14,619	101.3	$44,054	$60,909	(27.7)
Non-GAAP net income[1]	$44,356	$26,136	69.7	$39,876	11.2	$84,240	$60,909	38.3
Earnings per share:
Basic	$0.46	$0.49	(6.1)	$0.24	91.7	$0.71	$1.14	(37.7)
Diluted	$0.40	$0.42	(4.8)	$0.21	90.5	$0.62	$0.97	(36.1)
Non-GAAP diluted [1]	$0.60	$0.42	42.9	$0.58	3.4	$1.18	$0.97	21.6
Weighted average number of common shares outstanding:
Basic	64,505	53,569	20.4	60,054	7.4	62,292	53,406	16.6
Diluted	74,090	62,678	18.2	69,189	7.1	71,627	62,700	14.2

[1]	A reconciliation of the Company’s GAAP results to these non-GAAP measures is discussed under “Non-GAAP Financial Measures.”

Business Segment Results

Summary Segment Results (Unaudited)
	Three Months Ended					Six Months Ended
(in 000s)	6/30/13	6/30/12	% Change	3/31/13	% Change	6/30/13	6/30/12	% Change
Net revenues:
Global Wealth Management	$282,717	$239,300	18.1	$266,957	5.9	$549,674	$486,908	12.9
Institutional Group	220,476	136,026	62.1	176,437	25.0	396,913	285,270	39.1
Other	(4,457)	(919)	384.9	(1,614)	176.3	(6,071)	2,562	(337.0)

	$498,736	$374,407	33.2	$441,780	12.9	$940,516	$774,740	21.4

Operating contribution:[2]
Global Wealth Management	$78,924	$61,036	29.3	$69,499	13.6	$148,423	$129,914	14.2
Institutional Group	30,059	17,863	68.3	28,137	6.8	58,196	41,867	39.0
Other	(35,057)	(35,025)	0.1	(33,944)	3.3	(69,001)	(68,653)	0.5

	$73,926	$43,874	68.5	$63,692	16.1	$137,618	$103,128	33.4

Global Wealth Management

For the quarter ended June 30, 2013, the Global Wealth Management (“GWM”) segment generated pre-tax operating income of $78.9 million, compared with $61.0 million in the second quarter of 2012 and $69.5 million in the first quarter of 2013. Net revenues for the quarter were $282.7 million, compared with $239.3 million in the second quarter of 2012, and $267.0 million in the first quarter of 2013. The increase in net revenues both from the second quarter of 2012 and the first quarter of 2013 is primarily attributable to (1) an increase in commission revenues; (2) increase in investment banking revenues; (3) growth in asset management and service fees; and (4) increased net interest revenues.

•	The Private Client Group reported record net revenues of $257.3 million, a 17% increase compared with the second quarter of 2012 and a 6% increase compared with the first quarter of 2013.

•	Stifel Bank reported net revenues of $25.4 million, a 34% increase compared with the second quarter of 2012 and a 6% increase compared with the first quarter of 2013.

Institutional Group

For the quarter ended June 30, 2013, the Institutional Group segment generated pre-tax operating income of $30.1 million, compared with $17.9 million in the second quarter of 2012 and $28.1 million in the first quarter of 2013. Net revenues for the quarter were $220.5 million, compared with $136.0 million in the second quarter of 2012 and $176.4 million in the first quarter of 2013. The increase in net revenues from the second quarter of 2012 was primarily attributable to (1) an increase in advisory fees; (2) higher equity institutional brokerage revenues; (3) an increase in equity capital raising revenues; and (4) higher fixed income institutional brokerage revenues. The increase in net revenues from the first quarter of 2013 was primarily attributable to (1) an increase in advisory fees; (2) higher equity capital raising revenues; and (3) an increase in equity institutional brokerage revenues, offset by (1) lower fixed income institutional brokerage revenues; and (2) a decline in fixed income capital raising revenues. Net revenue growth, both year-over-year and sequentially, is attributable to the acquisitions of KBW and, to a lesser extent, Miller Buckfire.

[2]	A reconciliation of the Company’s GAAP results to these non-GAAP measures is discussed under “Non-GAAP Financial Measures.”

Institutional brokerage revenues were $107.7 million, a 43% increase compared with the second quarter of 2012 and an 11% increase compared with the first quarter of 2013.

•	Equity brokerage revenues were $66.8 million, a 74% increase compared with the second quarter of 2012 and a 28% increase compared with the first quarter of 2013.

•	Fixed income brokerage revenues were $40.9 million, an 11% increase compared with the second quarter of 2012 and a 10% decrease compared with the first quarter of 2013.

Investment banking revenues were $106.8 million, an 81% increase compared with the second quarter of 2012 and a 59% increase compared with the first quarter of 2013.

•	Equity capital raising revenues were $44.6 million, a 153% increase compared with the second quarter of 2012 and an 83% increase compared with the first quarter of 2013.

•	Fixed income capital raising revenues were $14.2 million, a 4% decrease compared with the second quarter of 2012 and a 10% decrease compared with the first quarter of 2013.

•	Advisory fee revenues were $48.0 million, an 80% increase compared with the second quarter of 2012 and a 77% increase compared with the first quarter of 2013.

Consolidated Compensation and Benefits Expenses

For the quarter ended June 30, 2013, compensation and benefits expenses were $321.3 million, which included merger-related expenses of $6.0 million, compared with $239.4 million in the second quarter of 2012 and $315.7 million in the first quarter of 2013.

Excluding merger-related expenses, compensation and benefits as a percentage of net revenues was 63.0% in the second quarter of 2013, compared with 63.9% in the second quarter of 2012 and 63.8% in the first quarter of 2013. Transition pay, which primarily consists of amortization of upfront notes, signing bonuses and retention awards, as a percentage of net revenues was 4.2% in the second quarter of 2013, compared with 5.0% in the second quarter of 2012 and 4.7% in the first quarter of 2013.

Consolidated Non-Compensation Operating Expenses

For the quarter ended June 30, 2013, non-compensation operating expenses were $126.2 million, which included $15.0 million of merger-related expenses, compared with $91.2 million in the second quarter of 2012 and $102.7 million in the first quarter of 2013.

Excluding merger-related expenses, non-compensation operating expenses as a percentage of net revenues for the quarter ended June 30, 2013 was 22.2%, compared with 24.4% in the second quarter of 2012 and 21.8% in the first quarter of 2013.

Provision for Income Taxes

The effective income tax rate for the quarter ended June 30, 2013 was 43% compared with 40% in the second quarter of 2012 and 37% in the first quarter of 2013. The higher tax rate in the second quarter of 2013 was attributable to the impact of the results of our foreign subsidiaries to the income tax provision.

Statement of Financial Condition (Unaudited)

Total assets increased 38% to $8.5 billion as of June 30, 2013 from $6.1 billion as of June 30, 2012. The increase is primarily attributable to growth of Stifel Bank, the Company’s bank subsidiary, which as of June 30, 2013 has grown its assets to $4.3 billion from $3.1 billion as of June 30, 2012. As of June 30, 2013, Stifel Bank’s investment portfolio of $3.0 billion increased 60% from June 30, 2012, with more than 99% of the investment portfolio comprised of investment grade securities, of which more than 70% were Government-Sponsored Enterprise guaranteed MBS or AAA-rated investments. The increase in total assets from June 30, 2012 is also attributable to the acquisition of KBW that was completed in the first quarter of 2013. In addition to the net assets acquired, the Company recognized goodwill of $310.7 million, which is based on preliminary estimates and is subject to change upon the completion of the valuation. The Company’s broker-dealer subsidiaries gross assets and liabilities, including trading inventory, stock loan/borrow, receivables and payables from/to brokers, dealers and clearing organizations and clients, fluctuate with business levels and overall market conditions.

Total stockholders’ equity as of June 30, 2013 increased $526.1 million, or 38%, to $1.9 billion from $1.4 billion as of June 30, 2012. The increase is primarily attributable to the Company’s acquisition of KBW.

Non-GAAP Financial Measures

The Company utilized non-GAAP calculations of presented net revenues, compensation and benefits, non-compensation operating expenses, income before income taxes, provision for income taxes, net income, compensation and non-compensation operating expense ratios, pre-tax margin and diluted earnings per share as additional measures to aid in understanding and analyzing the Company’s financial results for the three and six months ended June 30, 2013. Specifically, the Company believes that the non-GAAP measures provide useful information by excluding certain items that may not be indicative of the Company’s core operating results and business outlook. The Company believes that these non-GAAP measures will allow for a better evaluation of the operating performance of the business and facilitate a meaningful comparison of the Company’s results in the current period to those in prior periods and future periods. Reference to these non-GAAP measures should not be considered as a substitute for results that are presented in a manner consistent with GAAP. These non-GAAP measures are provided to enhance investors’ overall understanding of the Company’s current financial performance. These non-GAAP amounts exclude compensation expense related to the granting of stock awards with no continuing service requirement issued as retention as part of the acquisition of KBW and certain compensation and non-compensation operating expenses associated with the acquisitions of KBW, Miller Buckfire and the Knight Capital Fixed Income business.

A limitation of utilizing these non-GAAP measures of net revenues, compensation and benefits, non-compensation operating expenses, income before income taxes, provision for income taxes, net income, compensation and non-compensation operating expenses ratios, pre-tax margin and diluted earnings per share is that the GAAP accounting effects of these merger-related charges do in fact reflect the underlying financial results of the Company’s business and these effects should not be ignored in evaluating and analyzing its financial results. Therefore, the Company believes that GAAP measures of net revenues, compensation and benefits, non-compensation operating expenses, income before income taxes, provision for income taxes, net income, compensation and non-compensation operating expense ratios, pre-tax margin and diluted earnings per share and the same respective non-GAAP measures of the Company’s financial performance should be considered together.

The following table provides details with respect to reconciling net revenues, compensation and benefits, non-compensation operating expenses, income before income taxes, provision for income taxes, net income, compensation and non-compensation operating expense ratios, pre-tax margin and diluted earnings per share on a GAAP basis for the three and six months ended June 30, 2013 to the aforementioned expenses on a non-GAAP basis for the same period.

Reconciliation of GAAP to Non-GAAP Earnings (Unaudited)

	Three Months Ended June 30, 2013			Six Months Ended June 30, 2013
(in 000s, except per share amounts)	GAAP	Merger- related	Non-GAAP	GAAP	Merger- related	Non-GAAP
Net revenues	$498,736	$1,736	$500,472	$940,516	$1,744	$942,260
Non-interest expenses:
Compensation and benefits	321,331	(6,018)	315,313	637,058	(39,804)	597,254
Non-compensation operating expenses	126,207	(14,974)	111,233	228,914	(21,526)	207,388

Total non-interest expenses	447,538	(20,992)	426,546	865,972	(61,330)	804,642
Income before income taxes	51,198	22,728	73,926	74,544	63,074	137,618
Provision for income taxes	21,763	7,807	29,570	30,490	22,888	53,378

Net income	$29,435	$14,921	$44,356	$44,054	$40,186	$84,240

Earnings per share::
Basic	$0.46	$0.23	$0.69	$0.71	$0.64	$1.35
Diluted	$0.40	$0.20	$0.60	$0.62	$0.56	$1.18
As a percentage of net revenues:
Compensation and benefits	64.4		63.0	67.7		63.4
Non-compensation operating expenses	25.3		22.2	24.4		22.0
Income before income taxes	10.3		14.8	7.9		14.6

Conference Call Information

Stifel Financial Corp. will host its second quarter 2013 financial results conference call on Thursday, August 8, 2013, at 5:00 p.m. Eastern time. The conference call may include forward-looking statements.

All interested parties are invited to listen to Stifel’s Chairman, President, and CEO, Ronald J. Kruszewski, by dialing (877) 876-9938 and referencing conference ID #24850913. A live audio webcast of the call, as well as a presentation highlighting the Company’s results, will be available through the Company’s web site, www.stifel.com. For those who cannot listen to the live broadcast, a replay of the broadcast will be available through the above-referenced web site beginning approximately one hour following the completion of the call.

Company Information

Stifel Financial Corp. (NYSE: SF) is a financial services holding company headquartered in St. Louis, Missouri that conducts its banking, securities, and financial services business through several wholly owned subsidiaries. Stifel clients are served through Stifel, Nicolaus & Company, Incorporated in the U.S., through Stifel Nicolaus Canada Inc. in Canada, through Stifel Nicolaus Europe Limited in the United Kingdom and Europe, and through Keefe, Bruyette & Woods, Inc. in the U.S. and Europe. The Company’s broker-dealer affiliates provide securities brokerage, investment banking, trading, investment advisory, and related financial services to individual investors, professional money managers, businesses, and municipalities. Stifel Bank & Trust offers a full range of consumer and commercial lending solutions. Stifel Trust Company, N.A. offers trust and related services. To learn more about Stifel, please visit the Company’s web site at www.stifel.com.

Forward-Looking Statements

This earnings release contains certain statements that may be deemed to be “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements in this earnings release not dealing with historical results are forward-looking and are based on various assumptions. The forward-looking statements in this earnings release are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in or implied by the statements. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among other things, the following possibilities: the ability to successfully integrate acquired companies or the branch offices and financial advisors; a material adverse change in financial condition; the risk of borrower, depositor, and other customer attrition; a change in general business and economic conditions; changes in the interest rate environment, deposit flows, loan demand, real estate values, and competition; changes in accounting principles, policies, or guidelines; changes in legislation and regulation; other economic, competitive, governmental, regulatory, geopolitical, and technological factors affecting the companies’ operations, pricing, and services; and other risk factors referred to from time to time in filings made by Stifel Financial Corp. with the Securities and Exchange Commission. Forward-looking statements speak only as to the date they are made. Stifel Financial Corp. disclaims any intent or obligation to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

Summary Results of Operations (Unaudited)

	Three Months Ended					Six Months Ended
(in thousands, except per share amounts)	6/30/13	6/30/12	% Change	3/31/13	% Change	6/30/13	6/30/12	% Change
Revenues:
Commissions	$157,168	$127,427	23.3	$148,648	5.7	$305,816	$250,730	22.0
Principal transactions	111,448	91,564	21.7	107,244	3.9	218,692	207,797	5.2
Investment banking	122,114	67,363	81.3	78,379	55.8	200,493	137,801	45.5
Asset management and service fees	76,088	65,311	16.5	68,912	10.4	145,000	126,129	15.0
Other income	11,670	5,418	115.4	20,212	(42.3)	31,882	18,712	70.4

Operating revenues	478,488	357,083	34.0	423,395	13.0	901,883	741,169	21.7
Interest revenue	32,933	27,181	21.2	29,845	10.3	62,778	52,438	19.7

Total revenues	511,421	384,264	33.1	453,240	12.8	964,661	793,607	21.6
Interest expense	12,685	9,857	28.7	11,460	10.7	24,145	18,867	28.0

Net revenues	498,736	374,407	33.2	441,780	12.9	940,516	774,740	21.4

Non-interest expenses:
Compensation and benefits	321,331	239,374	34.2	315,727	1.8	637,058	494,078	28.9
Occupancy and equipment rental	41,821	32,320	29.4	34,048	22.8	75,869	63,111	20.2
Communications and office supplies	25,936	20,797	24.7	22,979	12.9	48,915	41,170	18.8
Commission and floor brokerage	10,031	7,747	29.5	9,058	10.8	19,089	15,359	24.3
Other operating expenses	48,419	30,295	59.8	36,622	32.2	85,041	57,894	46.9

Total non-interest expenses	447,538	330,533	35.4	418,434	7.0	865,972	671,612	28.9
Income before income taxes	51,198	43,874	16.7	23,346	119.3	74,544	103,128	(27.7)
Provision for income taxes	21,763	17,738	22.7	8,727	149.4	30,490	42,219	(27.8)

Net income	$29,435	$26,136	12.6	$14,619	101.3	$44,054	$60,909	(27.7)

Earnings per share:
Basic	$0.46	$0.49	(6.1)	$0.24	91.7	$0.71	$1.14	(37.7)
Diluted	$0.40	$0.42	(4.8)	$0.21	90.5	$0.62	$0.97	(36.1)
Weighted average number of common shares outstanding:
Basic	64,505	53,569	20.4	60,054	7.4	62,292	53,406	16.6
Diluted	74,090	62,678	18.2	69,189	7.1	71,627	62,700	14.2

(in thousands, except per share, employee and location amounts)
	6/30/13	6/30/12	% Change	3/31/13	% Change
Statistical Information:
Book value per share	$30.05	$25.63	17.2	$30.13	(0.3)
Financial advisors[3]	2,069	2,028	2.0	2,063	0.3
Full-time associates	5,759	5,196	10.8	5,680	1.4
Locations	357	332	7.5	357	—
Total client assets	$150,628,000	$131,026,000	15.0	$147,119,000	2.4

[3]	Includes 145, 156 and 148 independent contractors at June 30, 2013 and 2012 and March 31, 2013, respectively.

Global Wealth Management Summary Results of Operations (Unaudited)

	Three Months Ended					Six Months Ended
(in 000s)	6/30/13	6/30/12	% Change	3/31/13	% Change	6/30/13	6/30/12	% Change
Revenues:
Commissions	$104,576	$88,417	18.3	$102,086	2.4	$206,662	$179,437	15.2
Principal transactions	56,313	55,058	2.3	56,307	—	112,620	113,439	(0.7)
Asset management and service fees	75,976	65,169	16.6	68,934	10.2	144,910	125,755	15.2
Net interest	24,505	18,227	34.5	21,486	14.1	45,991	35,869	28.2
Investment banking	15,334	8,384	82.9	11,103	38.1	26,437	20,786	27.2
Other income	6,013	4,045	48.6	7,041	(14.6)	13,054	11,622	12.3

Net revenues	282,717	239,300	18.1	266,957	5.9	549,674	486,908	12.9

Non-interest expenses:
Compensation and benefits	163,156	140,629	16.0	157,596	3.5	320,752	283,980	12.9
Non-compensation operating expenses	40,637	37,635	8.0	39,862	1.9	80,499	73,014	10.3

Total non-interest expenses	203,793	178,264	14.3	197,458	3.2	401,251	356,994	12.4

Income before income taxes	$78,924	$61,036	29.3	$69,499	13.6	$148,423	$129,914	14.2

As a percentage of net revenues:
Compensation and benefits	57.7	58.8		59.0		58.4	58.3
Non-compensation operating expenses	14.4	15.7		15.0		14.6	15.0
Income before income taxes	27.9	25.5		26.0		27.0	26.7

Stifel Bank & Trust (Unaudited) Key Statistical Information
(in 000s, except percentages)	6/30/13	6/30/12	% Change	3/31/13	% Change
Other information:
Assets	$4,306,447	$3,052,867	41.1	$3,872,677	11.2
Investment securities	2,956,073	1,844,875	60.2	2,440,146	21.1
Retained loans, net	983,788	709,079	38.7	886,597	11.0
Loans held for sale	152,246	117,166	29.9	165,698	(8.1)
Deposits	4,007,050	2,776,684	44.3	3,556,568	12.7
Allowance as a percentage of loans	1.10%	0.88%		1.01%
Non-performing assets as a percentage of total assets	0.03%	0.08%		0.04%

Institutional Group Summary Results of Operations (Unaudited)

	Three Months Ended					Six Months Ended
(in 000s)	6/30/13	6/30/12	% Change	3/31/13	% Change	6/30/13	6/30/12	% Change
Revenues:
Commissions	$52,592	$39,010	34.8	$46,562	13.0	$99,154	$71,293	39.1
Principal transactions	55,135	36,506	51.0	50,938	8.2	106,073	94,358	12.4
Capital raising	58,813	32,349	81.8	40,095	46.7	98,908	74,780	32.3
Advisory fees	47,967	26,630	80.1	27,180	76.5	75,147	42,235	77.9

Investment banking	106,780	58,979	81.0	67,275	58.7	174,055	117,015	48.7
Other[4]	5,969	1,531	289.7	11,662	(48.8)	17,631	2,604	577.0

Net revenues	220,476	136,026	62.1	176,437	25.0	396,913	285,270	39.1

Non-interest expenses:
Compensation and benefits	136,481	85,109	60.4	107,636	26.8	244,117	179,539	36.0
Non-compensation operating expenses	53,936	33,054	63.2	40,664	32.6	94,600	63,864	48.1

Total non-interest expenses	190,417	118,163	61.1	148,300	28.4	338,717	243,403	39.2

Income before income taxes	$30,059	$17,863	68.3	$28,137	6.8	$58,196	$41,867	39.0

As a percentage of net revenues:
Compensation and benefits	61.9	62.6		61.0		61.5	62.9
Non-compensation operating expenses	24.5	24.3		23.1		23.8	22.4
Income before income taxes	13.6	13.1		15.9		14.7	14.7

Institutional Group Brokerage & Investment Banking Revenues (Unaudited)

	Three Months Ended					Six Months Ended
(in 000s)	6/30/13	6/30/12	% Change	3/31/13	% Change	6/30/13	6/30/12	% Change
Institutional brokerage:
Equity	$66,788	$38,466	73.6	$52,000	28.4	$118,788	$82,638	43.7
Fixed income	40,939	37,050	10.5	45,500	(9.9)	86,439	83,013	4.1

Institutional brokerage	107,727	75,516	42.7	97,500	10.5	205,227	165,651	23.9
Investment banking:
Capital raising:
Equity	44,640	17,651	152.9	24,380	83.1	69,020	49,201	40.3
Fixed income	14,173	14,698	(3.6)	15,715	(9.8)	29,888	25,579	16.8

Capital raising	58,813	32,349	81.8	40,095	46.7	98,908	74,780	32.3
Advisory fees:	47,967	26,630	80.1	27,180	76.5	75,147	42,235	77.9

Investment banking	$106,780	$58,979	81.0	$67,275	58.7	$174,055	$117,015	48.7

Investor Relations

Sarah Anderson

(415) 364-2500, investorrelations@stifel.com

[4]	Includes net interest and other income.